UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SMART ONLINE, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SMART ONLINE, INC.
4505 Emperor Boulevard
Suite 320
Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2010

You are cordially invited to attend the Annual Meeting of Stockholders of Smart Online, Inc., which will be held on Tuesday, June 22, 2010, at 9:00 a.m. local time, in the Board Room at the offices of the corporation at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, to consider and vote upon the election of three directors and to transact such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on May 7, 2010 are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Dror Zoreff

Dror Zoreff
Chairman of the Board

Durham, North Carolina
May 20, 2010

IMPORTANT:   Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods:  (1) over the Internet, by accessing the website address printed on your proxy card; or (2) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope.

SMART ONLINE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Smart Online, Inc. (the “Company”) is asking for your proxy for use at the 2010 Annual Meeting of Stockholders and any adjournments of the meeting. The meeting will be held in the Board Room at the Company’s offices at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703 on Tuesday, June 22, 2010, at 9:00 a.m. local time, to elect three directors and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement.

The Company intends to mail its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”), this proxy statement, and the accompanying proxy card to stockholders beginning on or about May 20, 2010. The Annual Report is not part of the Company’s proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on June 22, 2010

The Annual Report and proxy statement are also available on the Internet at
http://www.cstproxy.com/smartonline/2010

VOTING PROCEDURES

Who Can Vote

Only stockholders of record at the close of business on May 7, 2010 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 18,332,543 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting. The common stock is the only class of securities of the Company that has the right to vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, June 21, 2010 at 7:00 p.m. Eastern Daylight Time. If you vote over the Internet, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date, and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, June 21, 2010.

•
Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You also can vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian, or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary of the Company at any time before voting is closed, (3) timely submitting another signed proxy card bearing a later date, or (4) timely submitting new voting instructions over the Internet as described above.

How Your Proxy Will Be Voted

If you timely submit your proxy over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian, or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian, or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the three nominees who receive the most votes will be elected to fill the available positions. Stockholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast.

PROPOSAL — ELECTION OF DIRECTORS

Nominees for Election as Directors

All three of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The remaining current director of the Company, C. James Meese, Jr., has declined to stand for re-election. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of stockholders or until such time as his or her successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background

Shlomo Elia	67
Director. Mr. Elia has served on the Company’s Board of Directors since November 2006 and was originally recommended for appointment to the Board by Atlas Capital SA (“Atlas”), one of the Company’s stockholders. Mr. Elia is a Director of 3Pen Ltd. (“3Pen”), a private holding company focusing on business opportunities in Internet infrastructure and telecommunications. Prior to founding 3Pen in 1999, Mr. Elia held several senior positions in the Israeli Defense Forces (“I.D.F.”), including the post of the Military Governor of the West-Bank (1982-1984) and Commander of the Liaison Unit for South Lebanon (1984-1985). During his service, among other activities, General Elia was engaged for a year as a Research Fellow in the Institute of International Strategic Affairs at U.C.L.A. Since his retirement from the I.D.F., he has been involved in communication projects in Nigeria and West Africa and construction projects in Romania. Among his civilian activities, Mr. Elia was Chairman of the National Tourist Board and currently is Chairman of 3Pen Technologies Ltd. and co-chairman of the Israeli Soldiers Welfare Association. Mr. Elia holds a B.A. degree in Modern History of the Middle-East from Tel Aviv University.

Amir Elbaz	33
Mr. Elbaz has served on the Company’s Board of Directors since January 15, 2010. Mr. Elbaz currently advises technology and renewable energy companies on business strategy, restructuring and business development initiatives.  Mr. Elbaz served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation (“LTC”) until November 2008.  Mr. Elbaz joined LTC in 2006 to oversee finances and marketing, as well as business development. Prior to joining LTC, Mr. Elbaz served as a Senior Associate of Arch Hill Capital NV, a Dutch venture firm, from 2005-2006.  During 2004 and most of 2005 Mr. Elbaz served as Vice President of Corporate Finance at Yorkville Advisors, where Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies.  Prior to joining Yorkville Advisors, Mr. Elbaz served for several years as an Analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City.  In that capacity Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations. Mr. Elbaz holds a B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York.  Following his MBA graduation, Mr. Elbaz was elected to the International Honorary Finance Society of Beta Gamma Sigma.

Dror Zoreff	64
Director. Mr. Zoreff has served on the Company’s Board of Directors since April 1, 2008. Since May 19, 2009, he has served as Chairman of the Board of Directors, and since November 24, 2009, he has served as Interim President and Chief Executive Officer. Since 2008, he has served as the President and CEO of Donor Management Services, Inc., a New York-based company that provides major donors, corporations, and foundations a unique set of tools and services to ensure their charitable gifts are properly used and achieve the desired impact. From 1999 to 2008, Mr. Zoreff served as Consultant to the President and CEO of United Retail Group Inc., a specialty retailer of plus size women’s fashions. From 1997 to 1999, he was Vice President of International Operations at Russ Berrie, Inc., a designer, importer, marketer, and distributor of gift and infant and juvenile consumer products. Prior to 1997, Mr. Zoreff held positions with The College of Judea & Samaria, Glenoit Industries Ltd, and the Jewish Agency for Israel. Mr. Zoreff holds a B.A. degree in Business Administration from Manchester University and an M.A. degree in Business Administration from Tel Aviv University.

Amir Elbaz was appointed to the Board of Directors on January 15, 2010 to fill a vacancy, following his recommendation as a nominee to fill such vacancy by Dror Zoreff, as Chairman of the Corporate Governance and Nominating Committee, and subsequently approved by the Board.

The Board of Directors recommends stockholders
vote FOR election of the nominees named above.

Executive Officers

The names of the Company’s current executive officers are listed below. The Company’s executive officers are appointed by its Board of Directors to hold office until their successors are appointed.

Name	Age	Position
Dror Zoreff	64	Chairman of the Board, Interim President and Chief Executive Officer
Thaddeus J. Shalek	60	Interim Chief Financial Officer

Information regarding Mr. Zoreff is described above under “Nominees for Election as Directors”.

Thaddeus J.  Shalek, Interim Chief Financial Officer. Mr. Shalek has been employed by Smart Online, Inc. as the Director of Finance and Accounting since June 30, 2009, and was promoted as the Company’s Interim Chief Financial Officer on August 12, 2009.  He has worked with the University of North Carolina at Greensboro as a lecturer in accounting and finance from August 2008 until the present time.  Prior to joining the University of North Carolina at Greensboro, Mr. Shalek served as the Chief Financial Officer for Lindell Properties, a national real estate development company, located in Tampa, Florida from 2006 until 2008; he was the Chief Executive Officer and Chief Financial Officer for Vertical Health Solutions, Inc., a manufacturer and distributor of veterinary nutriceuticals products located in Tampa, Florida from 2004 to 2006; and he was the Founder, President and Chief Operating Officer of Shalek & Associates, CPAs Inc., a public accounting firm in Cleveland, Ohio from 1985 until 2004.  Mr. Shalek has also worked with the public accounting firm of Coopers & Lybrand.  He holds a CPA license in the State of Ohio, an MBA from The University of Tampa, Tampa, Florida, a B.S.B.A. degree in Accountancy from John Carroll University, Cleveland, Ohio.  Mr. Shalek is also a Certified Business Valuation Analyst (CVA).

Code of Ethics

The Company has adopted a Code of Ethics applicable to its executives, including the principal executive officer, principal financial officer, and principal accounting officer, as defined by applicable rules of the Securities and Exchange Commission (“SEC”). It is publicly available on the Company’s website at www.smartonline.com. If the Company makes any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of the Code of Ethics to the Company’s Chief Executive Officer, Chief Financial Officer, or certain other finance executives, the Company will disclose the nature of the amendment or waiver, its effective date, and to whom it applies on the Company’s website at www.smartonline.com or in a report on Form 8-K filed with the SEC.

Board Composition and Independence of Directors

The size of the Board of Directors is currently fixed at four members. Three persons have been nominated for election at the annual meeting; the fourth current member of the Board of Directors, C. James Meese, Jr., has declined to stand for re-election. The Board of Directors believes that the current number of directors is appropriate at this time. Under the rules of the SEC, the accompanying proxy cannot be voted for more than three nominees.

The Company is not required to comply with the listing requirements of The Nasdaq Stock Market (“Nasdaq”) since its securities are not listed on Nasdaq. Nasdaq listing requirements mandate that a majority of the members of a listed company’s board of directors be “independent directors” as defined under Nasdaq Marketplace Rules. Although not currently required, the Board has determined that three of the present directors — Messrs. Elia, Meese, and Elbaz — are each an “independent director” within the meaning of Nasdaq Marketplace Rules. Messrs. Elia and Elbaz are standing for re-election. Therefore, assuming all three nominees are elected at the annual meeting, the Board will have a majority of “independent directors” after the annual meeting.

Dror Zoreff currently serves as both Interim President and Chief Executive Officer and Chairman of the Board of Directors.  Mr. Zoreff was appointed Interim President and Chief Executive Officer of the Company on November 24, 2009, upon the Board’s acceptance of the resignation of C. James Meese, Jr. from that office.  The Board of Directors determined that, in light of the frequency of management turnover in 2008 and 2009, it was in the best interests of the Company to appoint Mr. Zoreff, the current Chairman of the Board, to the additional post of Interim President and Chief Executive Officer to minimize disruption to the Company’s business.  The Company is continuing its search for a Chief Executive Officer to replace Mr. Zoreff in a non-interim capacity.  The Company currently has no lead independent director.

Attendance at Meetings

The Board of Directors held 8 meetings during the fiscal year ended December 31, 2009, and adopted 3 actions by written consent. With the exception of Shlomo Elia, each incumbent director attended or participated in at least 75% of the aggregate of (1) the number of meetings of the Board of Directors held in fiscal 2009 during the period he served as a director and (2) the number of meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of stockholders, absent good reason.  Two directors attended the annual meeting of stockholders in 2009.

Standing Committees

The Company’s Board of Directors has three standing committees:  the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Copies of the charters of these committees, as they may be amended from time to time, are available on the Company’s website at www.smartonline.com.

Audit Committee. The Audit Committee is composed of Mr. Meese, Mr. Elbaz and Mr. Elia. Mr. Meese serves as Chairman of the Audit Committee. Except as described below with respect to the period of Mr. Meese’s service as the Company’s Interim President and Chief Executive Officer from May 21, 2009 through November 24, 2009, the Company’s Board of Directors has determined that Mr. Meese, Mr. Elbaz and Mr. Elia meet the definition of “independent director,” as that term is defined by Nasdaq Marketplace Rules and SEC rules, and they each meet the special independence requirements applicable to audit committee members.  All members have past financial experience resulting in their financial sophistication as would be required by Nasdaq Marketplace Rules. The Board of Directors has determined that each of Mr. Meese and Mr. Elbaz meets the definition of “audit committee financial expert” as that term is defined in Regulation S-K. The Company’s securities are quoted on the OTC Bulletin Board and are not listed on a national securities exchange. Therefore, neither the SEC rules nor the Nasdaq Marketplace Rules regarding audit committees are applicable to the Company’s Board of Directors.

Following the resignation of Doron Roethler from his position as director, Chairman of the Board and Interim President and Chief Executive Officer of the Company on May 19, 2009, Mr. Meese was appointed as the Company’s Interim President and Chief Executive Officer, effective May 21, 2009.  Accordingly, as of the date of such appointment, Mr. Meese was no longer considered “independent” under Nasdaq Marketplace Rules and SEC rules. However, in light of the fact that, at that time, Messrs. Meese and Elia constituted all of the members of the Company’s Audit Committee, with no suitable replacement for Mr. Meese in that capacity, that Mr. Meese would not be participating in the preparation of the Company’s financial statements, that the appointment was interim in nature, that, under the Nasdaq Marketplace Rules, such employment on an interim basis for less that one year would not disqualify Mr. Meese from being considered “independent” following such employment, and that neither the SEC rules nor the Nasdaq Marketplace Rules regarding audit committees are applicable to the Company’s Board of Directors, the Board agreed that Mr. Meese would nonetheless continue to serve as a member of the Audit Committee while serving as an officer of the Company in an interim capacity. Upon Mr. Meese’s resignation as Interim President and Chief Executive Officer of the Company on November 24, 2009, Mr. Meese once again met the definition of “independent director” under Nasdaq Marketplace Rules and SEC rules.

The Audit Committee was established by the Board of Directors for the purpose of assisting it in fulfilling its responsibilities with respect to its oversight of (1) the quality and integrity of the Company’s financial statements, (2) compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee is also responsible for the preparation of reports required to be included in the Company’s annual proxy statement or other documents from time to time required with respect to the Audit Committee’s functions. The Audit Committee met four times during 2009.

Compensation Committee. The Compensation Committee is composed of Mr. Elia and Mr. Meese. Mr. Elia serves as Chairman of the Compensation Committee. Except as noted above with respect to Mr. Meese, the Company’s Board of Directors has determined that Mr. Elia and Mr. Meese are “independent directors” within the meaning of the Nasdaq Marketplace Rules.

The Compensation Committee was established by the Company’s Board of Directors for the purpose of assisting it in discharging its duties with respect to (1) the formulation, implementation, review, and modification of the compensation of the Company’s officers and directors and (2) the preparation of the annual report on executive compensation for inclusion in the Company’s annual proxy statement, if required. The Compensation Committee’s duties include, among other things, setting the compensation for officers and directors, making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based compensation plans, approving grants of stock options and other awards under the Company’s 2004 Equity Compensation Plan, and administering the Company’s defined benefit and defined contribution plans, if any.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with applicable law, the Company’s certificate of incorporation, bylaws, corporate governance guidelines, and rules of any exchange or market on which the securities of the Company are then traded if compliance with such rules are required to begin or continue trading.

As part of its review and establishment of the performance criteria and compensation of officers and directors of the Company, the Compensation Committee must separately meet at least annually with the Company’s Chief Executive Officer, the principal human resources executive and compliance officer, and with any other corporate officers as the Compensation Committee deems appropriate. However, the Compensation Committee must also meet regularly without such officers present, and in all cases such officers must not be present at the meetings at which their performance and compensation is being discussed and determined. The Compensation Committee must consult with the Chief Executive Officer regarding compensation of the other officers of the Company. The Compensation Committee has not engaged any compensation consultant to determine or recommend the amount or form of executive and director compensation. The Compensation Committee met  one time during 2009.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed of Mr. Meese and Mr. Zoreff. Mr. Zoreff serves as Chairman of the Corporate Governance and Nominating Committee. Except as noted above with respect to Mr. Meese, the Company’s Board of Directors has determined that Mr. Meese and Mr. Zoreff are “independent directors” within the meaning of the Nasdaq Marketplace Rules.

The Corporate Governance and Nominating Committee was established by the Board of Directors for the purpose of assisting it in discharging its duties with respect to (1) the identification of individuals qualified to become directors and the selection or recommendation of candidates for directorships to be filled by the Board of Directors or the stockholders, and (2) the development, maintenance, and recommendation of a set of corporate governance principles applicable to the Company, and the periodic review of such principles. The Corporate Governance and Nominating Committee met one time during 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Company’s Board of Directors, its executive officers, and persons who hold more than 10% of its outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon the Company’s review of the Section 16(a) reports in its records for fiscal 2009 transactions in the Company’s common stock, the Company believes that, except as noted below, all reporting requirements under Section 16(a) for fiscal 2009 were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.

The following reports were filed late on behalf of Atlas:

A Form 4 filed on March 5, 2009 reporting a purchase of the Company's common stock on February 27, 2009.
A Form 4 filed on June 3, 2009 reporting a purchase of the Company's common stock on May 29, 2009.
A Form 4 filed on July 23, 2009 reporting a purchase of the Company's convertible secured subordinated notes on July 16, 2009.
A Form 4 filed on September 11, 2009 reporting a purchase of the Company's convertible secured subordinated notes on each of August 26, 2009 and September 8, 2009.
A Form 4 filed on October 13, 2009 reporting a purchase of the Company's convertible secured subordinated notes on October 5, 2009.
A Form 4 filed on November 20, 2009, reporting a purchase of the Company's convertible secured subordinated notes on November 6, 2009 and two purchases of the Company’s common stock on November 18, 2009.
A Form 4 filed on December 30, 2009 reporting a purchase of the Company's convertible secured subordinated notes on December 23, 2009.

Thaddeus J. Shalek inadvertently did not timely file a Form 3 reporting his appointment to Interim Chief Financial Officer on August 12, 2009.  This appointment has subsequently been reported.

Certain Relationships and Related Transactions

Sale Leaseback of Company Equipment with Noteholders. On September 4, 2009, the Company entered into a sale-leaseback agreement with the current holders of the convertible secured subordinated notes.  The noteholders paid a market rate cost of $200,000 through the reduction of current outstanding debt in exchange for all of the Company’s office furniture, equipment and computers.  The noteholders then leased all furniture, equipment and computers back to the Company over a ten (10) year period.  The purchase price of $200,000 represented the fair market value of the equipment based on an independent appraisal of the equipment by Dynamic Office Services and Coastal Computers, which are not affiliated with the Company.

Issuance of Warrant and Letter of Credit Arrangements with a Certain Affiliate. In November 2006, the Company established a $1.3 million revolving credit arrangement with Wachovia Bank, NA (“Wachovia”) to be used for general working capital purposes, which the Company increased to $2.5 million in January 2007.  The line of credit was secured by the Company’s deposit account at Wachovia and an irrevocable standby letter of credit issued by HSBC Private Bank (Suisse) SA (“HSBC”) with Atlas, a current stockholder and affiliate, as account party. Any advances made on the line of credit were to be paid off no later than August 1, 2008.  As incentive to modify the letter of credit relating to the increase in the Wachovia line of credit, the Company entered into a Stock Purchase Warrant and Agreement (the “Warrant Agreement”) with Atlas on January 15, 2007. Under the terms of the Warrant Agreement, Atlas received a warrant containing a provision for cashless exercise to purchase up to 444,444 shares of the Company’s common stock at $2.70 per share at the termination of the line of credit or if the Company is in default under the terms of the line of credit with Wachovia. If the warrant is exercised in full, it will result in gross proceeds to the Company of approximately $1.2 million.  On February 15, 2008, the Company repaid the full outstanding principal balance of $2,052,000 and accrued interest of $2,890 outstanding under the line of credit, and the Company’s deposit account and the irrevocable standby letter of credit were both released by Wachovia.

On February 20, 2008, the Company entered into a new revolving credit arrangement with Paragon Commercial Bank (“Paragon”) and delivered to Paragon a secured promissory note, dated February 20, 2008 (the “Paragon Note”).  The Paragon Note was renewed as of February 22, 2010, pursuant to the Modification Agreement, dated February 25, 2010 (the “Modification Agreement”) between Paragon and the Company, which extended the maturity date from February 11, 2010 to August11, 2010 and changed the interest rate on the Paragon Note from a variable annual rate equal to The Wall Street Journal Prime Rate, with a floor of 5.50%, to a fixed annual rate of 6.50%.  The total line of credit advanced by Paragon remains $2.5 million and can be used for general working capital.  The line of credit is secured by an irrevocable standby letter of credit in the amount of $2.5 million issued by HSBC with Atlas as account party, with an expiration date of September 17, 2010, which was extended from the prior expiration date of February 18, 2010.

In connection with establishing the Paragon line of credit, Atlas and the Company entered into a Reimbursement Agreement, dated November 14, 2006 (as amended, the “Reimbursement Agreement”) to provide that, in the event of a default by the Company in the repayment of the Paragon Note that results in the letter of credit being drawn, the Company will reimburse Atlas any sums that Atlas is required to pay under the letter of credit in either cash or stock, at the Company’s election.  On January 19, 2010, Atlas and the Company entered into the Second Amendment to the Reimbursement Agreement (the “Second Amendment”) to provide that at the sole discretion of Atlas, any such payments to Atlas may be made in cash, common stock of the Company, or convertible reimbursement notes.

As previously reported in the Company’s filings with the Securities and Exchange Commission, Atlas is a beneficial owner of 10% or more of the common stock of the Company, and the holder of a majority of the aggregate outstanding principal amount (the “Requisite Percentage Holder”) of the convertible secured subordinated notes (the “Notes”) under the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007 (as amended, the “Note Purchase Agreement”), between the Company and the convertible noteholders, under which the Company is entitled to elect to sell to the convertible noteholders, and the convertible noteholders are obligated to buy, Notes.  The terms of the Note Purchase Agreement and the Notes were previously described, as applicable, in the Form 10-Q filed by the Company on November 14, 2007, and the Forms 8-K filed by the Company on November 21, 2008, February 25, 2009 and March 8, 2010.

The Company entered into the Second Amendment in partial consideration for a waiver from Atlas, as the Requisite Percentage Holder.  Sales of Notes to the convertible noteholders are subject to certain conditions, including the absence of events or conditions that could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement. The agent for the convertible noteholders had advised the Company that the Company’s obligations to Dennis Michael Nouri and Reza Eric Nouri (the “Nouris”), as described below, may constitute such a material adverse effect. However, Atlas, as the Requisite Percentage Holder, advised the Company that it would be willing to waive the foregoing funding conditions relating to the judgment if, and for so long as, the Nouris do not actively pursue enforcement of such judgment, and, in addition, if the Company entered into the Second Amendment.

Sale of Convertible Notes to Certain Affiliates. At December 31, 2008, $5.3 million aggregate principal amount of Notes were outstanding on account of issuances in 2007 and 2008.

On January 6, 2009, the Company sold $500,000 aggregate principal amount of Notes to Atlas, on substantially the same terms and conditions as the previously issued Notes.

On February 24, 2009, the Company sold $500,000 aggregate principal amount of Notes to Atlas on substantially the same terms and conditions as the previously issued Notes. On the same date, the noteholders holding a majority of the aggregate principal amount of the Notes outstanding agreed that the Company may sell up to $6 million aggregate principal amount of additional Notes to new convertible noteholders or existing noteholders at any time on or before December 31, 2009 with a maturity date of November 14, 2010 or later. In addition, the maturity date definition for each of the Notes was changed from November 14, 2010 to the date upon which the note is due and payable, which is the earlier of (1) November 14, 2010, (2) a change of control, or (3) if an event of default occurs, the date upon which noteholders accelerate the indebtedness evidenced by the Notes. The formula for calculating the conversion price of the Notes was also amended such that the conversion price of each outstanding Note and any additional Note sold in the future would be the same and set at the lowest applicable conversion price, as described below.

On each of April 3, 2009 and June 2, 2009, the Company sold a Note in the principal amount of $500,000 to Atlas on substantially the same terms and conditions as the previously issued Notes.  On each of July 16, 2009, August 26, 2009, September 8, 2009, and October 5, 2009, the Company sold a Note in the principal amount of $250,000 to Atlas on substantially the same terms and conditions as the previously issued Notes.  On October 9, 2009, the Company sold a Note in the principal amount of $250,000 to an existing noteholder on substantially the same terms and conditions as the previously issued Notes.  On November 6, 2009, the Company sold a Note to Atlas in the principal amount of $500,000, on December 23, 2009 the Company sold a Note to Atlas in the principal amount of $750,000, and on February 11, 2010, the Company sold a Note to Atlas in the principal amount of $500,000, all upon substantially the same terms and conditions as the previously issued Notes.

On March 5, 2010, the Company and the Requisite Percentage Holder, with certain other convertible noteholders, entered into the Fourth Amendment to Convertible Secured Subordinated Note Purchase Agreement, Second Amendment to Convertible Secured Subordinated Promissory Notes and Third Amendment to Registration Rights Agreement (the “Fourth Amendment”).  As reported on the Form 8-K filed by the Company on March 10, 2010, the Fourth Amendment extends the original maturity date of the Notes from November 14, 2010 to November 14, 2013, and amends the Note Purchase Agreement and the Registration Rights Agreement, dated November 14, 2007, to reflect this extension.

The Fourth Amendment further provides that on the earlier of the maturity date of November 14, 2013 or a merger or acquisition or other transaction pursuant to which our existing stockholders hold less than 50% of the surviving entity, or the sale of all or substantially all of our assets, or similar transaction, or event of default, each noteholder in its sole discretion shall have the option to:

•	convert the principal then outstanding on its notes into shares of our common stock, or

•	receive immediate repayment in cash of the notes, including any accrued and unpaid interest.

On April 1, 2010, the Company sold a Note to Atlas in the principal amount of $350,000, due November 14, 2013, upon substantially the same terms and conditions as the previously issued Notes.

The Company is obligated to pay interest on the Notes at an annualized rate of 8% payable in quarterly installments commencing three months after the purchase date of the Notes. As of April 20, 2010, $10.45 million aggregate principal amount of Notes are outstanding, net of a $200,000 reduction of principal in connection with the Company’s sale/leaseback of equipment in September 2009, and the Company has paid a total of $1,137,445 in interest on the Notes as follows: $33,733 in 2007, $315,066 in 2008, $589,790 in 2009 and $198,856 in 2010.  The Company is not permitted to prepay the Notes without approval of the holders of at least a majority of the principal amount of the Notes then outstanding.

Payment of the Notes will be automatically accelerated if the Company enters voluntary or involuntary bankruptcy or insolvency proceedings.

The Notes and the common stock into which they may be converted have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, offers and sales of the Notes were made pursuant to Regulation D of the Securities Act and only made to accredited investors.

If the Company proposes to file a registration statement to register any of its common stock under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain limitations, it must give each noteholder who has converted its Notes into common stock the opportunity to include such shares of converted common stock in the registration.  The Company has agreed to bear the expenses for any of these registrations, exclusive of any stock transfer taxes, underwriting discounts, and commissions.

No fees were payable in connection with the offering of Notes.

The noteholders have designated Doron Roethler as bond representative to act as their agent. So long as the Notes are outstanding, the Company has agreed that it will not take certain actions without approval of the bond representative.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the annual and long-term compensation, for the fiscal years indicated, of the two individuals who served as the Company’s Chief Executive Officer during fiscal 2009 and all other persons who served as “named executive officers” during fiscal 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Doron Roethler	2008				57,219	(4)					$57,219
Former Interim President and	2009									$1,000	$1,000
Chief Executive Officer (3)

C. James Meese, Jr.	2009	$24,878								$75,102	$99,980
Former Interim President and
Chief Executive Officer (5)

Dror Zoreff	2009									$46,160	$46,160
Former Interim President and
Chief Executive Officer (6)

Thaddeus J. Shalek	2009	$49,389.25									$49,389.25
Interim Chief Financial Officer (9)

Neile King	2008	$142,575	$50	(1)	$14,796	(2)				$122	$157,543
Former Chief Operating
Officer and Vice President,	2009	$50,352									$50,352
Sales and Marketing (7)

Timothy Krist	2008	$59,750									$59,750
Former Chief Operating Officer(8)	2009	$52,731.46									$52,731.46

(1)	Represents a gift card received as a Christmas bonus.

(2)
Amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the amount of compensation cost recognized in fiscal 2008 and fiscal 2009, as applicable, in accordance with United States Generally Accepted Accounting Principles (“US GAAP”), disregarding any adjustments for forfeiture assumptions. For a discussion of the assumptions used to value these awards, see Note 1 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)
Mr. Roethler served as the Company’s Interim President and Chief Executive Officer effective December 9, 2008 through the date of his resignation on May 19, 2009 and received no compensation for his service as such. Mr. Roethler also served, until his resignation, as the Company’s Chairman of the Board of Directors, for which he received equity compensation in fiscal 2008 and waived cash compensation.   On November 24, 2009, Mr. Roethler agreed to provide ongoing consulting and management advice for compensation of $1,000 per month.

(4)
Mr. Roethler was awarded 15,000 shares of restricted stock on November 28, 2007 with a grant date fair value of $2.52 per share and 15,000 shares of restricted stock on June 19, 2008 with a grant date fair value of $3.15 per share as compensation for service as a director prior to being appointed as the Company’s Interim President and Chief Executive Officer. The restrictions on the restricted stock award granted on November 28, 2007 lapsed with respect to four equal increments on each of March 1, 2008, May 29, 2008, August 29, 2008, and November 29, 2008. The restrictions on the restricted stock award granted on June 19, 2008 lapsed in four equal quarterly increments for one year following the grant date.  There are no longer any restrictions on Mr. Roethler’s stock.

(5)
Mr. Meese was not an executive officer during fiscal 2008, and thus his compensation information for fiscal 2008 is not provided.  The compensation paid to Mr. Meese in 2009 includes amounts paid for service as a member of the Board of Directors, Audit Committee Chairman and service as the Company’s Interim President and Chief Executive Officer.

(6)
Mr. Zoreff was not an executive officer during fiscal 2008, and thus his compensation information for fiscal 2008 is not provided.  The compensation paid to Mr. Zoreff in 2009 includes amounts paid for service as Chairman of the Board of Directors and service as the Company’s Interim President and Chief Executive Officer.

(7)
Mr. King was awarded two restricted stock awards on March 19, 2008 with a grant date fair value of $1.80 per share. The restrictions on the award of 3,000 shares of restricted stock lapse with respect to 25% of such shares on March 19, 2008, 12.5% on June 5, 2008, 12.5% on September 5, 2008, 12.5% on December 5, 2008, 12.5% on March 5, 2009, 12.5% on June 5, 2009, and 12.5% on September 5, 2009. The restrictions on the award of 32,000 shares of restricted stock lapse with respect to 50% of such shares on April 1, 2010, 25% on April 1, 2011, and 25% on April 1, 2012. As a consequence of Mr. King’s resignation on May 19, 2009, Mr. King forefeited all unvested shares under the foregoing restricted stock awards as of that date.

(8)	Mr. Krist served as the Company's Chief Financial Officer effective July 15, 2008 through the date of his resignation on May 19, 2009.

(9)	Mr. Shalek was appointed Interim Chief Financial Officer on August 12, 2009.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the named executive officers as of December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End
	Option Awards				Stock Awards

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($/Sh)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)

Doron Roethler	—	—	—	—	—	—	—	—	—

C. James Meese, Jr.	40,000	—	—	3.15	—	—	—	—	—

Dror Zoreff	15,000	—	—	3.25	—	—	—	—	—

Thaddeus J. Shalek	—	—	—	—	—		—	—

(1)	Market value of shares that have not vested is based on $1.45 per share (the closing price of the Company’s common stock as quoted on the OTC Bulletin Board on December 31, 2009).

Termination and Change in Control Arrangements

Mr. King and Mr. Krist are no longer employed by the Company and Mr. Roethler currently serves as a non-employee consultant to the Company for compensation of $1,000 per month. The Company currently has no arrangements with any of its named executive officers with respect to payments in connection with a termination of their employment or a change in control of the Company other than as may be provided in their restricted stock agreements, as described below.

Restricted Stock Agreements. The restricted stock agreements with each of Mr. Roethler and Mr. King provide that upon a “Change in Control” or “Corporate Reorganization,” the lapsing of restrictions on their restricted stock shall accelerate so as to lapse as to all of such shares on the date of such event.

A “Change in Control” shall be deemed to have occurred if, after the Company’s common stock becomes publicly traded, (1) the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Exchange Act and Regulation 13D thereunder) of 50% or more of the Company’s common stock is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, or (2) assets or earning power constituting more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold, mortgaged, leased, or otherwise transferred, in one or more transactions not in the ordinary course of the Company’s business, to any such person or group of persons; provided, however, that a Change in Control shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act of 1958, as amended), or similar financial investors. The Company’s common stock shall be deemed to be “publicly traded” if such stock is listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated system operated by the Financial Industry Regulatory Authority, Inc. (formerly the National Association of Securities Dealers, Inc.).

A “Corporate Reorganization” means the happening of any one of the following events: (1) the dissolution or liquidation of the Company; (2) a capital reorganization, merger, or consolidation involving the Company, unless (A) the transaction involves only the Company and one or more of the Company’s parent corporation and wholly-owned (excluding interests held by employees, officers, and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (3) the sale of all or substantially all of the assets of the Company to another corporation, person, or business entity; or (4) an acquisition of Company stock, unless the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the acquisition have the power to elect a majority of the board of directors of the Company immediately following the transaction; provided, however, that a Corporate Reorganization shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act of 1958, as amended), or similar financial investors.

Compensation of Directors

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2009.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($) (1)(3)	Total ($)
Shlomo Elia	$-				$-
C. James Meese, Jr.	$99,980	(4)			$99,980
Roberta Hardy (7)	$7,500				$7,500
Doron Roethler (8)	$1,000				$1,000
Dror Zoreff (5)	$46,140				$46,140
Amir Elbaz (6)	$-				$-

(1)
Amounts represent the amount of compensation cost recognized in fiscal 2009 in accordance with US GAAP, disregarding any adjustments for forfeiture assumptions. For a discussion of the assumptions used to value these awards, see Note 1 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	At December 31, 2009, the aggregate number of shares of restricted stock underlying stock awards held by each non-employee director was as follows: Mr. Elia – 5,000.

(3)	At December 31, 2009, the aggregate number of shares of common stock underlying option awards held by each non-employee director was as follows: Mr. Meese – 40,000; and Mr. Zoreff – 15,000.

(4)
Mr. Meese was not an executive officer during fiscal 2008, and thus his compensation information for fiscal 2008 is not provided.  The compensation paid to Mr. Meese in 2009 includes amounts paid for service as a member of the Board of Directors, Audit Committee Chairman and interim service as the Company’s Chief Executive Officer.

(5)
Mr. Zoreff was not an executive officer during fiscal 2008, and thus his compensation information for fiscal 2008 is not provided  The compensation paid to Mr. Zoreff  in 2009 includes amounts paid for service as a Chairman of  the Board of Directors and interim service as the Company’s Chief Executive Officer.

(6)	Mr. Amir Elbaz was appointed as a director effective January 15, 2010.

(7)	On May 20, 2009 Ms. Roberta Hardy resigned her position as a member of the Board of Directors.

(8)
On May 19, 2009 Mr. Doron Roethler resigned his position as a member of the Board of Directors and retained the assignment as the Bondholders Representative.  In addition, on November 24, 2009 Mr. Roethler agreed to function as a consultant to the Company for which he is paid $1,000 per month beginning December 1, 2009.

During January through March 2009, the Company had in place a written compensation policy covering compensation to its directors. Under this policy, directors who also served as employees were not eligible to receive any compensation. A non-management member of the Company’s Board of Directors was entitled to a fee of $1,500 per month, plus $250 per month for each committee on which the member served. If the director served as the Chairman of the Audit Committee, the $1,500 fee per month was increased to $2,000 per month, but the director did not receive the $250 fee per month for serving on the Audit Committee. The Chairman of the Board was entitled to a fee of $4,000 per month in lieu of the fees described above. In addition, each director was entitled to receive a stock option grant or an award of restricted stock.

Upon appointment or election to the Board of Directors, a director could elect to receive a stock option grant representing 20,000 shares (30,000 shares for the Chairman of the Board) of the Company’s common stock or an award of 10,000 shares of restricted stock (15,000 shares for the Chairman of the Board). The exercise price of the option grant would be equal to the fair market value of the Company’s common stock on the date of grant. At the time of the annual meeting of the Company’s stockholders, a director who is re-elected and has served on the Board of Directors for at least six months prior to the date of the annual meeting would receive an additional stock option grant with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. All options would vest quarterly over a year’s time or on the one year anniversary of the award, provided that the director is serving on the Board of Directors on the applicable vesting date.

Awards of restricted stock are valued at the fair market value of the Company’s common stock on the date of the award. At the time of the annual meeting of the Company’s stockholders, if the director is re-elected to the Board of Directors and has been serving on the Board for at least six months prior to the date of the annual meeting, the director would receive additional shares of restricted stock of the Company, valued at the fair market value of the Company’s common stock on the date of the award. The contractual restrictions on all restricted stock awards lapse quarterly over a year’s time, provided that the person is a member of the Board of Directors on the applicable lapse date.

During 2009, each non-management director was eligible for expense reimbursement for reasonable travel and lodging expenses incurred in connection with his attendance at Board and committee meetings.

Effective April 1, 2009, the Company’s Board of Directors adopted a revised compensation policy (the “April 2009 Policy”). Under the April 2009 Policy, each non-management member of the Board of Directors was entitled to a fee of $1,500 per month. No additional monetary compensation would be received for committee service or for service as the Chairman of the Board or Chairman of the Audit Committee. However, additional monetary compensation could be awarded at the Chairman of the Board’s discretion for any director incurring overnight travel to attend Board meetings or other functions for the benefit of the Company. In addition, the number of shares underlying equity award grants was increased to 40,000 shares (60,000 shares for the Chairman of the Board) for stock option grants and to 20,000 shares (30,000 shares for the Chairman of the Board) for restricted stock awards.

No equity grants were made under the April 2009 Policy during 2009, in light of changes in senior management of the Company during that time.

Effective March 26, 2010, the Company’s Board of Directors adopted a revised compensation policy (the “Revised Policy”). Under the Revised Policy, each non-management member of the Board of Directors remained entitled to a fee of $1,500 per month.  No additional monetary compensation would be received for committee service or for service as the Chairman of the Board or Chairman of the Audit Committee. However, additional monetary compensation may be awarded at the Chairman of the Board’s discretion for any director incurring overnight travel to attend Board meetings or other functions for the benefit of the Company. In addition, the number of shares underlying equity award grants was decreased to 20,000 shares (30,000 shares for the Chairman of the Board) for stock option grants and to 10,000 shares (15,000 shares for the Chairman of the Board) for restricted stock awards.

On March 26, 2010, the Board of Directors authorized grants of stock options and restricted stock to certain directors of the Company pursuant to the Revised Policy as follows:

Amir Elbaz received a grant of non-qualified stock options to acquire up to 20,000 shares of common stock at an exercise price of $1.14 per share, representing fair market value on the date of grant. The options vest quarterly in 25% increments, commencing June 30, 2010.

Dror Zoreff received a grant of non-qualified stock options to acquire up to 30,000 shares of common stock at an exercise price of $1.14 per share, representing fair market value on the date of grant. The options vest quarterly in 25% increments, commencing June 30, 2010.

Shlomo Elia received a grant of 10,000 shares of restricted stock, whose transfer restrictions lapse quarterly in 25% increments, commencing June 30, 2010.

Equity Compensation Plans

The following table provides information, as of December 31, 2009, regarding the Company’s compensation plans (including individual compensation arrangements) under which the Company is authorized to issue equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	271,250	(2)	$5.89	4,502,004	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	271,250			4,502,004

(1)	Refers to shares of the Company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding options under the Company’s 2004 Equity Compensation Plan.

(3)	All of the shares remaining for future issuance under the 2004 Equity Compensation Plan are available for issuance as restricted stock or as stock awards.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 20, 2010 by (i) each person who is known by the Company to beneficially own more than 5% of its common stock; (ii) each person named in the Summary Compensation Table in this proxy statement, (iii) each person serving as a director or nominated for election as a director, and (iv) all current executive officers and directors as a group. Except as otherwise indicated by footnote, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Atlas Capital SA 118 Rue du Rhone CH-1204 Geneva, Switzerland	7,265,269	39.6%
Doron Roethler(3) c/o S. Roethler 134 Aluf David Street Ramat Gan 52236 Israel	2,418,353	13.2%

Shlomo Elia(4)	52,500	*
C. James Meese, Jr.(5)	50,000	*
Dror Zoreff(6)	17,500	*

All officers and directors as a group (3 persons)(7)	120,000	0.65%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of the Company at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.

(2)
Based upon 18,332,543 shares of common stock outstanding on April 20, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 20, 2010 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes (i) 1,323,619 shares owned by Greenleaf Ventures Ltd., a British Virgin Islands company, (ii) 421,791 shares owned by Crystal Management Ltd., a company registered in Anguilla, and (iii) 672,943 shares of common stock owned directly by Doron Roethler, of which 3,750 shares are held pursuant to a restricted stock award as to which restrictions had not lapsed as of April 20, 2010.

(4)	Includes 2,500 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of April 20, 2010.

(5)	Includes 40,000 shares subject to options exercisable within 60 days of April 20, 2010.

(6)	Includes 15,000 shares subject to an option exercisable within 60 days of April 20, 2010.

(7)
For all current executive officers and directors as a group, includes a total of 55,000 shares subject to options exercisable within 60 days of April 20, 2010 and 2,500 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of April 20, 2010.

Arrangements That May Result in a Change in Control

As described in detail under “Certain Relationships and Related Transactions” above, Atlas has certain relationships with the Company that, under certain circumstances, could result in Atlas obtaining a majority of the Company’s outstanding common stock in the future. As of April 20, 2010, Atlas held  7,265,269 shares of the Company’s common stock, which represents approximately 40% of the number of shares issued and outstanding, and continues to purchase the Company’s common stock from time to time. Atlas also holds a warrant to purchase 444,444 shares of the Company’s common stock at $2.70 per share, which is exercisable within 30 business days of the termination of the Paragon line of credit or if the Company is in default under the terms of the line of credit. In addition, Atlas holds $8,251,282 aggregate principal amount of the Company’s convertible secured subordinated notes due November 14, 2013, which are convertible into the Company’s common stock on the earlier of November 14, 2013, certain change in control events, or an event of default. If the notes were converted at a price equal to the closing price of the Company’s common stock on April 20, 2010, Atlas would receive 7,304,348 shares upon conversion of the notes.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, qualification and independence of the Company’s independent auditor, and performance of internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.smartonline.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the year ended December 31, 2009. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

C. James Meese, Jr., Chairman
Shlomo Elia
Amir Elbaz
April 30, 2010

Principal Accountant

On April 17, 2009, the Company dismissed Sherb & Co., LLP (“Sherb”) as the Company’s independent registered public accounting firm and appointed Cherry, Bekaert & Holland, L.L.P. (“CB&H”) as its independent registered public accounting firm for the fiscal year ending December 31, 2009. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors at a meeting held on April 16, 2009 and was due to the desire to rotate accounting firms as well as for CB&H’s closer geographic proximity to the Company. Sherb served as the Company’s independent registered public accounting firm from fiscal 2005 through fiscal 2008. Representatives from Sherb and CB&H are not expected to be present at the 2009 Annual Meeting of Stockholders, and thus will not have the opportunity to make a statement if they desire to do so and are not expected to be available to respond to appropriate questions.

There were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Sherb at any time during the fiscal year December 31, 2008 and the period January 1, 2009 through April 17, 2009 regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to the satisfaction of Sherb would have caused it to make reference to the subject matter of such disagreements in connection with its reports. In addition, during the same periods, no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) arose in the context of the Company’s relationship with Sherb. Sherb’s report on the financial statements of the Company for the fiscal year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the financial statements of the Company for the fiscal year ended December 31, 2008 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

The Company requested that Sherb furnish the Company with a letter addressed to the SEC stating that Sherb agrees with the above statements. A copy of Sherb’s letter, dated April 20, 2009, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 20, 2009.

During the fiscal years ended December 31, 2007 and 2008 and through April 17, 2009, neither the Company nor anyone on the Company’s behalf consulted with CB&H regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and CB&H did not provide any written report or oral advice to the Company that CB&H concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees and Services

Audit Fees. Aggregate fees billed in 2008 for audit services, consisting of the audit of the Company’s 2008 annual consolidated financial statements, including the reviews of the Company’s Quarterly Reports on Form 10-Q filed during 2008, and assistance to the Company with its response to SEC comment letters, were approximately $91,166. Aggregate fees billed in 2009 for audit services, consisting of the audit of the Company’s 2009 annual consolidated financial statements, including the reviews of the Company’s Quarterly Reports on Form 10-Q filed during 2009, were approximately $61,325.

Audit-Related Fees. There were no audit-related fees billed by the principal accountant in fiscal 2008 and 2009.

Tax Fees. The principal accountant did not provide professional services related to tax compliance, tax advice, and tax planning during fiscal 2008 and 2009.

All Other Fees. There were no other fees billed by the principal accountant in fiscal 2008 and 2009.

All audit and permissible non-audit services provided by the Company’s independent accountant, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at a later time. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent accountant during fiscal 2008 and 2009 were pre-approved by or on behalf of the Audit Committee.

OTHER MATTERS

Other Business

Other than the election of directors, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2010 Annual Meeting of Stockholders. The Company has not received any notice from a stockholder desiring to present a proposal for consideration at the meeting, including any director nomination. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the SEC the accompanying proxy cannot be voted for more than five nominees.

2011 Annual Meeting of Stockholders

Pursuant to the rules of the SEC, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2011 must be received by the Company not later than December 31, 2011 and must comply with the SEC’s rules in other respects.

Other stockholder proposals to be presented at the annual meeting in 2011, including director nominations, must comply with the notice requirements of the Company’s bylaws and be delivered to the Company not later than April 24, 2011, nor earlier than March 25, 2011. Any such proposals should be sent by means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying and selecting or recommending qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) knowledge in the technology industry generally, and Software-as-a-Service specifically, (b) experience in the areas of accounting and finance, (c) mature business judgment, (d) the candidate’s management, leadership, and business strategy experience, (e) the candidate’s ability to manage a crisis, and (f) the candidate’s knowledge of proper corporate governance.

The Corporate Governance and Nominating Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be evaluated by the Committee on the same basis as other candidates using the Board membership criteria described above and in accordance with applicable procedures. The Committee believes that the minimum qualifications for serving as a Company director are that a candidate demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the Company’s business and affairs and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.

Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees and will recommend qualified nominees to the Board of Directors. In accordance with the Company’s bylaws, proposed nominees must tender, prior to nomination, an irrevocable, conditional letter of resignation that would be effective upon such person being charged with a felony or equivalent offense under the laws of any jurisdiction. The full Board of Directors will then approve qualified nominees for appointment or election to the Board of Directors.  There is currently no policy pursuant to which the Committee considers diversity in identifying nominees for director.

Any stockholder desiring to present a nomination for consideration by the Corporate Governance and Nominating Committee prior to the 2011 Annual Meeting of Stockholders must do so in accordance with the Company’s bylaws. See “2011 Annual Meeting of Stockholders” above.

Stockholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between stockholders and directors to assist the Board in fulfilling its responsibilities to all stockholders. To that end, the Board has established a process for use by stockholders who desire to bring matters to the Board’s attention. The process is intended to provide stockholders one means of communicating with directors and is not intended to be exclusive.

Any stockholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate.Secretary@smartonline.com or by mail addressed to the attention of Thaddeus Shalek at Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703. All such communications should include the mailing address, telephone number, and e-mail address, if any, of the person submitting the communication. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board meeting. The Board has directed that the Secretary not forward communications that (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally, or (c) under community standards, contain offensive, scurrilous, or abusive content or advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by the Company to stockholders. The Company’s directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (without exhibits), including financial statements, will be furnished without charge to any stockholder whose proxy is solicited hereby upon written request directed to the attention of Thaddeus Shalek, Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703.

Stockholders Sharing the Same Last Name and Address

Only one Annual Report and proxy statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Secretary by e-mail addressed to Corporate.Secretary@smartonline.com, by mail addressed to the attention of Thaddeus Shalek at Smart Online, Inc., 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, or by telephone at (919) 765-5000. Stockholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

Principal Executive Offices and Annual Meeting Location

The Company’s principal executive offices are located at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, and the main telephone number at that location is (919) 765-5000. The 2010 Annual Meeting of Stockholders will be held in the Board Room at the Company’s principal executive offices on Tuesday, June 22, 2010, at 9:00 a.m. local time. Requests for directions to the meeting location may be directed to Thaddeus Shalek by telephone at (919) 765-5000 or by e-mail at Corporate.Secretary@smartonline.com.

Dated:   May 20, 2010

SMART ONLINE, INC.

VOTE BY INTERNET OR MAIL
QUICK *** EASY *** IMMEDIATE

As a stockholder of Smart Online, Inc., yon have the option of voting your shares electronically through the Internet or by returning the proxy card below. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m. Eastern Daylight Time, on June 21, 2010.

Vote Your Proxy on the Internet

Go to www.continentalstock.com Have your proxy card available when you access the above website. Click: on "Proxy Voting Log In" and follow the prompts to vote your shares.
OR	Vote Your Proxy by Mail: If you are not voting by Internet, mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided as soon as possible.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	Please mark ☒
Your choice
like this

1. Election of Directors	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (see instructions below)
NOMINEES	☐	☐	☐	Any proxy heretofore given by the undersigned is hereby
	01 Dror Zoreff			revoked. Please complete, sign, and return this proxy
	02 Shlomo Elia			whether or not you intend to attend the meeting .
03 Amir Elbaz

(Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and strike a line through that nominee(s)
name in the list above.)	To change the address on your account, please check the box at the right and indicate your new ☐
address in the address space to the left.
Please note that changes to the registered
name(s) on the account may not be submitted
via this method.

Please check box if you intend to attend ☐
the annual meeting in person.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER

Signature                                           Signature                                                                                   Date                      , 2010
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

SMART ONLINE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL
MEETING OF STOCKHOLDERS

The undersigned hereby appoints Dror Zoreff and Thaddeus J. Shalek, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Smart Online, Inc. which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of Smart Online, Inc. to be held in the Board Room at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina 27703, on Tuesday, June 22, 2010, at 9:00 a.m. local time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted as directed on the reverse. Unless a contrary direction is indicated, the shares will be voted FOR election of the director nominees listed on the reverse and, in the discretion of the persons acting pursuant to this proxy, on any other matters that properly come before the meeting or any adjournments thereof, all as more specifically set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 20, 2010, receipt of which is hereby acknowledged.

(Please sign and date on the reverse side and promptly return in the enclosed envelope.)